CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 16, 2006 included in the Registration Statement on Form SB-2 Amendment No. 3 and related Prospectus of CTT International Distributors Inc. for the registration of shares of its common stock.

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 12, 2006